      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1999



                                                      Registration No. 333-78095

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                                 --------------

                               INSWEB CORPORATION

             (Exact name of Registrant as specified in its charter)

           DELAWARE                          7389                  94-3220749
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code number)     Identification
incorporation or organization)                                        No.)

              901 MARSHALL STREET, REDWOOD CITY, CALIFORNIA 94063
                                 (650) 298-9100

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                HUSSEIN A. ENAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               INSWEB CORPORATION
                              901 MARSHALL STREET
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 298-9100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

       DENNIS C. SULLIVAN, ESQ.                   KEVIN P. KENNEDY, ESQ.
      PAUL A. BLUMENSTEIN, ESQ.                    Shearman & Sterling
      MICHAEL B. GEBHARDT, ESQ.               1550 El Camino Real, Suite 100
   Gray Cary Ware & Freidenrich LLP         Menlo Park, California 94025-4100
         400 Hamilton Avenue                          (650) 330-2200
   Palo Alto, California 94301-1825
            (650) 328-6561

                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

                               ------------------

        If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /


        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                                 --------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement as set forth below as in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market application fee.


Securities and Exchange Commission registration fee..............  $  15,985(1)
NASD filing fee..................................................      6,250
Nasdaq National Market application fee...........................          *
Blue sky qualification fees and expenses.........................          *
Printing and engraving expenses..................................          *
Legal fees and expenses..........................................          *
Accounting fees and expenses.....................................          *
Director and officer liability insurance.........................          *
Transfer agent and registrar fees................................          *
Miscellaneous expenses...........................................          *
                                                                   ---------
    Total........................................................  $       *
                                                                   ---------
                                                                   ---------


--------------

*   To be filed by amendment.


(1) Previously paid.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant intends to enter into separate indemnification agreements (Exhibit 10.1) with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

    The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act, or otherwise.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    (a) Since March 31, 1996, InsWeb has issued and sold the following unregistered securities:

        1. From inception through March 31, 1999, InsWeb issued options to purchase an aggregate of 2,935,025 shares of common stock under its 1995 and 1997 stock options plans, of which 1,371,479 have been exercised.

        2. In January 1996, InsWeb sold 176,471 shares of its Series A preferred stock to Nationwide Mutual Insurance Company at a purchase price of $42.50 per share, for an aggregate purchase price of $7,500,017.50.

        3. In November 1996, InsWeb sold 176,471 shares of its Series B preferred stock to Insurance Information Exchange at a purchase price of $46.75 per share, for an aggregate purchase price of $8,250,000.

        4. In February 1997, InsWeb sold 53,476 shares of its Series C preferred stock to Century Capital Partners, L.P. at a purchase price of $46.75 per share, for an aggregate purchase price of $2,500,003.

        5. In May 1997, InsWeb sold 27,864 shares of its Series A-1 preferred stock and 8,444 shares of its Series C preferred stock to Nationwide Mutual Insurance Company, for an aggregate purchase price of $1,697,399.

        6. In December 1998 and February 1999, InsWeb sold an aggregate of 190,621 shares of its Series D preferred stock to two entities affiliated with SOFTBANK Corp. and Century Capital Partners, L.P., at a purchase price of $162.875 per share, for an aggregate purchase price of $31,047,395.37.

        7. In March and April 1999, InsWeb sold an aggregate of 185,775 shares of its Series E preferred stock to an entity affiliated with SOFTBANK Corp., at a purchase price of $188.40 per share, for an aggregate purchase price of $35,000,010.00.

    There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

    For additional information concerning these equity investment transactions, see the section entitled "Certain Transactions" in the prospectus.

    The issuances described in Items 15(a)(1) through 15(a)(7) were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. Certain issuances described in Item 15(a)(1) were deemed exempt from registration under the Securities Act in reliance on Section 4(2) or Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans and contracts relating to compensation. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about InsWeb or had access, through employment or other relationships, to such information.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS.


EXHIBIT
NUMBER  DESCRIPTION OF DOCUMENT
------- --------------------------------------------------------------------------
  *1.1  Form of Underwriting Agreement

 **3.1  Fifth Restated Certificate of Incorporation of Registrant

 **3.2  Bylaws of Registrant

  *4.1  Specimen certificate representing the common stock

EXHIBIT
NUMBER  DESCRIPTION OF DOCUMENT
------- --------------------------------------------------------------------------
 **4.2  Third Amended and Restated Investor Rights Agreement among Registrant and certain Stockholders of Registrant, dated as of March 31, 1999.

  *5.1  Opinion of Gray Cary Ware & Freidenrich LLP

 *10.1 Form of Indemnification Agreement between Registrant and Registrant's directors and officers

**10.2  1997 Stock Option Plan

**10.3  1999 Employee Stock Purchase Plan

**10.4  Series A Preferred Stock Purchase Agreement between Registrant and
          Nationwide Mutual Insurance Company, dated as of January 30, 1996

**10.5  Stock Purchase Agreement between Registrant and Insurance Information
          Exchange, L.L.C., dated as of November 22, 1996

**10.6  Non-Exclusive Joint Marketing and License Agreement between Registrant and
          Insurance Information Exchange, L.L.C., dated as of November 22, 1996

**10.7  Asset Purchase Agreement between Registrant and Insurance Information
          Exchange, L.L.C., dated as of November 22, 1996

**10.8 Letter of Credit Agreement between Registrant and AMS Services, Inc., dated as of November 22, 1996

**10.9  Assignment and Assumption Agreement by and among Registrant, AMS Services,
          Inc. and Continental Casualty Company, dated as of April 10, 1998

**10.10 Employment Agreement between Registrant and Hussein A. Enan, dated
          November 22, 1996

**10.11 Option Agreement between Insurance Information Exchange, L.L.C. and
          Hussein A. Enan, dated as of November 22, 1996

**10.12 Series C Stock Purchase Agreement between Registrant and Century Capital
          Partners, L.P., dated as of February 21, 1997

**10.13 Subscription Agreement between Registrant and Nationwide Mutual Insurance
          Company, dated as of May 15, 1997

**10.14 Series D Preferred Stock Purchase Agreement by and among Registrant,
          SOFTBANK Ventures, Inc., SOFTVEN No. 2 Investment Enterprise Partnership and Century Capital Partners, L.P., dated as of December 15, 1998, as amended.

**10.15 Agreement and Plan of Reorganization by and among Registrant, Benelytics
          Acquisition Corporation and Benelytics, Inc., dated as of December 31,
          1998.

**10.16 Joint Venture Agreement by and between Registrant and SOFTBANK Corp., dated as of December 15, 1998.

**10.17 Series E Preferred Stock Purchase Agreement by and between Registrant and
          SOFTBANK America Inc., dated as of February 26, 1999.

  10.18+ License Agreement between Registrant and Yahoo! Inc. dated as of February
          12, 1998, as amended.

  10.19+ Services Agreements between Registrant and State Farm Mutual Automobile
          Insurance Company dated as of August 23 and October 22, 1997, as amended.

**21.1  Subsidiaries of Registrant

**23.1  Consent of PricewaterhouseCoopers LLP, independent accountants

EXHIBIT
NUMBER  DESCRIPTION OF DOCUMENT
------- --------------------------------------------------------------------------
**23.2  Consent of PricewaterhouseCoopers LLP, independent accountants

 *23.3  Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)

**24.1  Power of Attorney (included on signature page)

**27.1  Financial Data Schedule


--------------

*   To be filed by amendment.


** Previously filed with Registrant's Registration Statement on Form S-1 (File No. 333-78095) on May 7, 1999.



+   Confidential treatment has been requested as to a portion of this Exhibit.


    (B) FINANCIAL STATEMENT SCHEDULES.

    Schedule II -- Valuation and Qualifying Accounts

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on June 3, 1999



                                INSWEB CORPORATION

                                By:             /s/ HUSSEIN A. ENAN
                                     -----------------------------------------
                                                  Hussein A. Enan
                                     CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                                 EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board,
     /s/ HUSSEIN A. ENAN          President and Chief
------------------------------    Executive Officer            June 3, 1999
       Hussein A. Enan            (PRINCIPAL EXECUTIVE
                                  OFFICER)

  /s/ DARRELL J. TICEHURST*
------------------------------  Vice Chairman of the Board     June 3, 1999
     Darrell J. Ticehurst

                                Executive Vice President
  /s/ STEPHEN I. ROBERTSON*       and Chief Financial
------------------------------    Officer (PRINCIPAL           June 3, 1999
     Stephen I. Robertson         FINANCIAL AND ACCOUNTING
                                  OFFICER)

  /s/ KENNETH J. BENVENUTO*
------------------------------  Director                       June 3, 1999
     Kenneth J. Benvenuto

     /s/ BRUCE A. BUNNER*
------------------------------  Director                       June 3, 1999
       Bruce A. Bunner

    /s/ JAMES M. CORROON*
------------------------------  Director                       June 3, 1999
       James M. Corroon

     /s/ PHILIP L. ENGEL*
------------------------------  Director                       June 3, 1999
       Philip L. Engel

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ RICHARD J. FREEMAN*
------------------------------  Director                       June 3, 1999
      Richard J. Freeman

     /s/ M. GORDON GADDY*
------------------------------  Director                       June 3, 1999
       M. Gordon Gaddy

   /s/ RICHARD D. HEADLEY*
------------------------------  Director                       June 3, 1999
      Richard D. Headley

------------------------------  Director                       June  , 1999
       Yoshitaka Kitao

    /s/ CLAUDE Y. MERCIER*
------------------------------  Director                       June 3, 1999
      Claude Y. Mercier

    /s/ DONALD K. MORFORD*
------------------------------  Director                       June 3, 1999
      Donald K. Morford

    /s/ ROBERT C. NEVINS*
------------------------------  Director                       June 3, 1999
       Robert C. Nevins

  /s/ ROBERT A. PUCCINELLI*
------------------------------  Director                       June 3, 1999
     Robert A. Puccinelli



*By:     /s/ HUSSEIN A. ENAN
      -------------------------
           Hussein A. Enan
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER  DESCRIPTION OF DOCUMENT
------- --------------------------------------------------------------------------
  *1.1  Form of Underwriting Agreement

 **3.1  Fifth Restated Certificate of Incorporation of Registrant

 **3.2  Bylaws of Registrant

  *4.1  Specimen certificate representing the common stock

 **4.2 Third Amended and Restated Investor Rights Agreement among Registrant and certain Stockholders of Registrant, dated as of March 31, 1999.

  *5.1  Opinion of Gray Cary Ware & Freidenrich LLP

 *10.1 Form of Indemnification Agreement between Registrant and Registrant's directors and officers

**10.2  1997 Stock Option Plan

**10.3  1999 Employee Stock Purchase Plan

**10.4  Series A Preferred Stock Purchase Agreement between Registrant and
          Nationwide Mutual Insurance Company, dated as of January 30, 1996

**10.5  Stock Purchase Agreement between Registrant and Insurance Information
          Exchange, L.L.C., dated as of November 22, 1996

**10.6  Non-Exclusive Joint Marketing and License Agreement between Registrant and
          Insurance Information Exchange, L.L.C., dated as of November 22, 1996

**10.7  Asset Purchase Agreement between Registrant and Insurance Information
          Exchange, L.L.C., dated as of November 22, 1996

**10.8 Letter of Credit Agreement between Registrant and AMS Services, Inc., dated as of November 22, 1996

**10.9  Assignment and Assumption Agreement by and among Registrant, AMS Services,
          Inc. and Continental Casualty Company, dated as of April 10, 1998

**10.10 Employment Agreement between Registrant and Hussein A. Enan, dated
          November 22, 1996

**10.11 Option Agreement between Insurance Information Exchange, L.L.C. and
          Hussein A. Enan, dated as of November 22, 1996

**10.12 Series C Stock Purchase Agreement between Registrant and Century Capital
          Partners, L.P., dated as of February 21, 1997

**10.13 Subscription Agreement between Registrant and Nationwide Mutual Insurance
          Company, dated as of May 15, 1997

**10.14 Series D Preferred Stock Purchase Agreement by and among Registrant,
          SOFTBANK Ventures, Inc., SOFTVEN No. 2 Investment Enterprise Partnership and Century Capital Partners, L.P., dated as of December 15, 1998, as amended.

**10.15 Agreement and Plan of Reorganization by and among Registrant, Benelytics
          Acquisition Corporation and Benelytics, Inc., dated as of December 31,
          1998.

**10.16 Joint Venture Agreement by and between Registrant and SOFTBANK Corp., dated as of December 15, 1998.

**10.17 Series E Preferred Stock Purchase Agreement by and between Registrant and
          SOFTBANK America Inc., dated as of February 26, 1999.

  10.18+ License Agreement between Registrant and Yahoo! Inc. dated as of February
          12, 1998, as amended.

EXHIBIT
NUMBER  DESCRIPTION OF DOCUMENT
------- --------------------------------------------------------------------------
  10.19+ Services Agreements between Registrant and State Farm Mutual Automobile
          Insurance Company dated as of August 23 and October 22, 1997, as amended.

**21.1  Subsidiaries of Registrant

**23.1  Consent of PricewaterhouseCoopers LLP, independent accountants

**23.2  Consent of PricewaterhouseCoopers LLP, independent accountants

 *23.3  Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)

**24.1  Power of Attorney (included on signature page)

**27.1  Financial Data Schedule


--------------

*   To be filed by amendment.


** Previously filed with Registrant's Registration Statement on Form S-1 (File No. 333-78095) on May 7, 1999.



+   Confidential treatment has been requested as to a portion of this Exhibit.